UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2004

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7300

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5.   Other Events.

     During the second quarter of 2004, the Company determined that it incorrectly applied FASB Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, to its auto finance subsidiary’s portfolio of auto contracts held-for-sale in previously reported periods subsequent to the Company’s re-adoption of the going concern basis of accounting on October 1, 2003. As a result, the Company is restating its consolidated financial statements for the year ended December 31, 2003 and the three months ended March 31, 2004 to correct its recognition of expense related to origination costs associated with auto contracts held-for-sale, reflecting additional interest income. The effect of the restatement is to increase total assets and net income as of and for the year ended December 31, 2003 by $182 thousand and as of and for the three months ended March 31, 2004 by $426 thousand and $244 thousand, respectively.

     The Company will amend its Form 10-Q for the quarter ended March 31, 2004 and its Form 10-K for the year ended December 31, 2003 to reflect the changes described above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: July 30, 2004	BY:	/s/ John Okubo John Okubo Executive Vice President, Chief Financial Officer